                                                                    EXHIBIT 23.1

VINCENT R. VASSALLO
 CERTIFIED PUBLIC ACCOUNTANT
================================================================================
                                                                 16 PORTER PLACE
                                                       SEA CLIFF, NEW YORK 11579
                                       TEL: (516) 759-1994   FAX: (516) 759-7109


The Board of Directors
M.H. Meyerson & Co., Inc.
525 Washington Blvd.
Jersey City, NJ 07310

March 23, 2000

Dear Sirs:

We consent to incorporation by reference in the registration statement on Form S-3 of M. H. Meyerson & Co., Inc. of our report dated March 19, 1999, relating to the statements of financial condition of M.H. Meyerson & Co., Inc. as of January 31, 1999 and 1998, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended January 31, 1999, which report appears in the January 31, 1999 annual report on Form 10-K of M.H. Meyerson & Co., Inc.

Very truly yours,

/s/ Vincent R. Vassallo
------------------------
Vincent R. Vassallo, CPA
Sea Cliff, New York